Exhibit 99.1


    Redemption of Corporate Backed Trust Certificates, Series 2001-7 Trust
           Certificates (CUSIP Number 21988G874; NYSE Listing: CYI)


NEWS RELEASE - IMMEDIATE - February 22, 2006:

     On March 2, 2006, the certificates (the "Certificates") issued by Corporate Backed Trust Certificates, Series 2001-7 Trust (the "Trust") will be redeemed. The redemption is a result of the exercise of call rights to purchase the assets of the Trust by the call rights holder and is conditional upon receipt of the redemption price by the trustee. If the trustee receives the redemption price, the Certificates will be redeemed in full on March 2, 2006 (the "Redemption Date") at a price of $25.00 principal per Certificate plus $0.252951389 accrued interest per Certificate. No interest will accrue on the Certificates after the Redemption Date.

     This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about these redemptions, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.